Exhibit 99.1

Assurant Announces Closing of Public Offering of Senior Notes

NEW YORK, June 14, 2021 - Assurant, Inc. (NYSE: AIZ) (“Assurant”), a leading global provider of lifestyle and housing solutions that support, protect and connect major consumer purchases, today announced the closing of a public offering of $350.0 million aggregate principal amount of its 2.650% Senior Notes due 2032 (the “Notes”).

The net proceeds from the sale of the Notes will be approximately $346.2 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by Assurant. Assurant intends to use the net proceeds from the offering (and available cash on hand) to redeem all of the $350.0 million outstanding principal amount of its 4.00% Senior Notes due 2023 (the “2023 Notes”) and to pay related premiums, fees and expenses. This press release does not constitute a notice of redemption with respect to the 2023 Notes.

The offering of the Notes was registered under the Securities Act of 1933, as amended. J.P. Morgan Securities LLC and Wells Fargo Securities, LLC acted as joint book-running managers for the offering.

An effective shelf registration statement, under which the Notes were issued, was filed previously with the U.S. Securities and Exchange Commission. The offering and sale of the Notes was made only by means of a prospectus and an accompanying prospectus supplement related to the offering. You can get copies of these documents for free by visiting EDGAR at the SEC website at www.sec.gov. Alternatively, copies of the prospectus and prospectus supplement may be obtained by contacting J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk, or by calling at (212) 834-4533; and Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attention: WFS Customer Service, or by emailing wfscustomerservice@wellsfargo.com or by calling at (800) 645-3751.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Assurant

Assurant, Inc. (NYSE: AIZ) is a leading global provider of lifestyle and housing solutions that support, protect and connect major consumer purchases. Anticipating the evolving needs of consumers, Assurant partners with the world’s leading brands to develop innovative products and services and to deliver an enhanced customer experience. A Fortune 500 company with a presence in 21 countries, Assurant offers mobile device solutions; extended service contracts; vehicle protection services; pre-funded funeral insurance; renters insurance; lender-placed insurance products; and other specialty products. The Assurant Foundation strengthens communities by supporting charitable partners that help protect where people live and can thrive, connect with local resources, inspire inclusion and prepare leaders of the future.

Learn more at assurant.com or on Twitter @AssurantNews.

Cautionary Statement

Some of the statements included in this press release may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this press release are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that our future plans, estimates or expectations will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. For additional information on factors that could affect our actual results, please refer to the factors identified in the reports we file with the U.S. Securities and Exchange Commission (the “SEC”), including the risk factors identified in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each as filed with the SEC.

Media Contact:

Linda Recupero

Senior Vice President, Enterprise Communication

Phone: 201.519.9773

linda.recupero@assurant.com

Investor Relations Contacts:

Suzanne Shepherd

Senior Vice President, Investor Relations

Phone: 201.788.4324

suzanne.shepherd@assurant.com

Sean Moshier

Assistant Vice President, Investor Relations

Phone: 914.204.2253

sean.moshier@assurant.com